Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of ADT Inc. of our report dated September 28, 2017, except for the effects of the stock split discussed in Note 19 to the consolidated financial statements, as to which the date is January 5, 2018, relating to the financial statements of ADT Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 5, 2018

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of ADT Inc. of our report dated March 31, 2016, except for the effects of disclosing loss per share information as discussed in Note 14 to the consolidated financial statements, as to which the date is September 28, 2017, relating to the financial statements of Protection One, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 5, 2018